EXHIBIT 99.2
LOAN AND SECURITY AGREEMENT
(EX-IM LOAN FACILITY)

This LOAN AND SECURITY AGREEMENT (EX-IM LOAN FACILITY) (“EX-IM LOAN AGREEMENT”) dated as of March 25, 2013 (the “Closing Date”), between Silicon Valley Bank (“Bank”), a California chartered bank, and Adept Technology Inc., a Delaware corporation (“Borrower”), provides the terms on which Bank will lend to Borrower and Borrower will repay Bank.

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties agree as follows:

1. ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this EX-IM Loan Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term “financial statements” includes the notes and schedules.  The terms “including” and “includes” always mean “including (or includes) without limitation” in this or any Loan Document.

2. LOAN AND TERMS OF PAYMENT

2.1 Promise to Pay.

Borrower will pay Bank the unpaid principal amount of all EX-IM Advances hereunder  with all interest, fees and finance charges due thereon as and when due in accordance with this Agreement.

2.1.1 EX-IM Advances.

(a) EX-IM AR Advances and EX-IM Financed Receivables.  Subject to the terms of this Agreement, Borrower may request that Bank finance specific EX-IM Eligible Foreign Accounts.  Bank may, in its sole discretion in each instance, finance such EX-IM Eligible Foreign Accounts by extending credit to Borrower in an amount equal to the applicable Foreign AR Advance Rate multiplied by the face amount of the EX-IM Eligible Foreign Accounts Value (the “EX-IM AR Advance”).  Bank may, in its sole discretion, change the percentage of the Foreign AR Advance Rate for a particular EX-IM Eligible Foreign Account on a case by case basis.  When Bank makes an EX-IM AR Advance, the EX-IM Eligible Foreign Account becomes an “EX-IM Financed Receivable.”

(b) EX-IM Financed Inventory Advances.  Bank may, in its sole discretion in each instance, also extend credit to Borrower in an amount equal to the Foreign Inventory Advance Rate multiplied by the EX-IM Export Related Historical Inventory Value, as determined by Bank from Borrower’s most recent EX-IM Borrowing Base Certificate (the “EX-IM Inventory Advance”, and together with each EX-IM AR Advance, a “EX-IM Advance” or “EX-IM Advances”).  Bank may, in its sole discretion, change the percentage of the Foreign Inventory Advance Rate.  Notwithstanding anything otherwise set forth herein, the aggregate amount of all EX-IM Inventory Advances may not exceed the lesser of (i) $3,600,000 or (ii) 60% of the Obligations under this EXIM Loan Agreement.

(c) The aggregate face amount of all EX-IM Financed Receivables plus the aggregate amount of EX-IM Inventory Advances outstanding at any time may not exceed the EX-IM Facility Amount.

(d) To obtain an EX-IM Advance, Borrower must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time on the Business Day the EX-IM Advance is to be made.  Borrower must promptly submit purchase orders, Export Orders, and other documentation requested by Bank in connection with such EX-IM Advance.  Bank will credit EX-IM Advances to Borrower’s deposit account.  Borrower will deliver an Invoice Transmittal for each EX-IM Eligible Foreign Account for which Borrower requests an EX-IM AR Advance.  Borrower will deliver a signed EX-IM Borrowing Base Certificate with respect to each EX-IM Inventory Advance.  Bank may rely on information set forth in or provided with the Invoice Transmittal.  Bank may make Credit Extensions under this EX-IM Loan Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Credit Extensions are necessary to meet Obligations which have become due.  Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss suffered by Bank from that reliance.

(e) This EX-IM Loan Agreement shall terminate on the EX-IM Maturity Date, when all EX-IM Advances and other amounts due under this EX-IM Loan Agreement are immediately payable.

(f) Bank may, at its option, conduct a credit check of the Account Debtor for each Account for which Borrower requests financing hereunder in order to approve any such Account Debtor’s credit before agreeing to finance such Account.  Bank may also verify directly with the respective Account Debtors the validity, amount and other matters relating to the Accounts (including confirmations of Borrower’s representations in Section 5.2) by means of mail, telephone or otherwise, either in the name of Borrower or Bank from time to time in its sole discretion.

(g) Bank may notify any person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account.

(h) Notwithstanding anything to the contrary contained herein, Bank is not obligated to finance any EX-IM Eligible Foreign Accounts or EX-IM Eligible Export Related Inventory.  Bank and Borrower hereby acknowledge and agree that Bank’s agreement to finance EX-IM Eligible Foreign Accounts and EX-IM Eligible Export Related Inventory hereunder is discretionary in each instance.  Accordingly, there shall not be any recourse to Bank, nor liability of Bank, on account of any delay in Bank’s making of, and/or any decline by Bank to make, any loan or advance requested hereunder.  In addition, this EX-IM Loan Agreement may be terminated by Borrower or Bank at any time.

2.2 Overadvances.

If Borrower’s Obligations for EX-IM Advances exceed the EX-IM Facility Amount (an Overadvance”), Borrower must immediately pay Bank the excess.

2.3 Collections, Finance Charges, Payments.

(a) Collections.  Collections will be credited to the EX-IM Financed Receivable Balance for such EX-IM Financed Receivable, but if there is an Event of Default, Bank may apply Collections to the Obligations in any order it chooses.   If Bank receives a payment for

both an EX-IM Financed Receivable and a non-EX-IM Financed Receivable, the funds will first be applied to the EX-IM Financed Receivable and, if there is no Event of Default then existing, the excess will be applied pursuant to the Domestic Loan Agreement.

(b) Finance Charges; Interest Rate.  All Collections received by Bank shall be deemed applied by Bank on account of the Obligations upon receipt of the Collections.

(i) Borrower will pay a finance charge (the “EX-IM Finance Charge”) on each EX-IM Financed Receivable which is equal to the Applicable Rate divided by 360 multiplied by the number of days the EX-IM AR Advance for the EX-IM Financed Receivable is outstanding multiplied by the outstanding EX-IM Financed Receivable Balance.  The EX-IM Finance Charge is payable when the EX-IM AR Advance made based on such EX-IM Financed Receivable is payable in accordance with Section 2.3(c) hereof.

(ii) EX-IM Inventory Advances accrue interest on the total outstanding gross amount of all EX-IM Inventory Advances at a floating per annum rate equal to the Applicable Rate, which interest shall be payable monthly in arrears.  All accrued but unpaid interest on EX-IM Advances shall be due and payable on the EX-IM Maturity Date.

(c) Repayment.  (i) Borrower will repay each EX-IM AR Advance on the earliest of: (a) the date on which payment is received of the EX-IM Financed Receivable with respect to which the EX-IM Advance was made, (b) the date on which the EX-IM Financed Receivable is no longer an EX-IM Eligible Foreign Account, (c) the date on which any Adjustment is asserted to the EX-IM Financed Receivable (but only to the extent of the Adjustment if the EX-IM Financed Receivable remains otherwise an EX-IM Eligible Foreign Account), (d) the date on which there is a breach of any warranty or representation set forth in Section 5.2, or (e) the EX-IM Maturity Date or any early termination of this Agreement or the Domestic Loan Agreement.  (ii) Borrower will repay each EX-IM Inventory Advance on the earliest of (a) the date that the aggregate amount of EX-IM Inventory Advances exceeds sixty percent (60%) of the Obligations under this EX-IM Loan Agreement and (b) the EX-IM Maturity Date or any early termination of this Agreement or the Domestic Loan Agreement.  Each payment will also include all accrued EX-IM Finance Charges with respect to such EX-IM Advance and all other amounts then due and payable hereunder.

(d) Debit of Accounts.  Bank may debit any of Borrower’s deposit accounts for payments or any amounts Borrower owes Bank hereunder.  Bank shall promptly notify Borrower when it debits Borrower’s accounts.  These debits shall not constitute a set-off.

(e) Adjustments.  If at any time during the term of this Agreement any Account Debtor asserts an Adjustment or if Borrower issues a credit memorandum or if any of the representations, warranties or covenants set forth in Section 5.2 are no longer true in all material respects, Borrower will promptly advise Bank.

(f)           Prepayment. Borrower has the right to prepay Obligations, in whole or in part, before they are due, at any time and without penalty.

2.4 Fees.

Borrower will pay:

(a) Bank Expenses. All Bank Expenses incurred through and after the date of this EX-IM Loan Agreement (including reasonable attorneys’ fees and expenses) payable when due.

(b) EX-IM Bank Expenses.  On the Closing Date, EX-IM Bank Expenses incurred through the date hereof.

(c) EX-IM Facility Fee.  A fully earned, non-refundable EX-IM facility fee of $50,100, on or before April 1, 2013 (the “EX-IM Facility Fee”).

2.5 Use of Proceeds.

Borrower will use the proceeds of the EX-IM Advances only for the purposes specified in the EX-IM Borrower Agreement.  Borrower will not use the proceeds of the EX-IM Advances for any purpose prohibited by the EX-IM Borrower Agreement.

2.6 EX-IM Guarantee.

To facilitate the financing of EX-IM Eligible Foreign Accounts and EX-IM Eligible Export Related Inventory, the EX-IM Bank has agreed to guarantee the EX-IM Advances made under this EX-IM Loan Agreement, pursuant to a Master Guarantee Agreement, Loan Authorization Agreement and (to the extent applicable) Delegated Authority Letter Agreement (collectively, the “EX-IM Guarantee”).  If, at any time after the EX-IM Guarantee has been entered into by Bank, for any reason, (a) the EX-IM Guarantee shall cease to be in full force and effect, or (b) the EX-IM Bank declares the EX-IM Guarantee void or revokes any obligations thereunder or denies liability thereunder (an “EX-IM Guarantee Revocation”), and any Overadvance results from either of the foregoing, Bank shall provide notice of such Overadvance to Borrower, and Borrower shall immediately pay the amount of the excess to Bank.  Nothing in any confidentiality agreement in this EX-IM Loan Agreement or in any other agreement shall restrict Bank’s right to make disclosures and provide information to the EX-IM Bank in connection with the EX-IM Guarantee.

2.7 EX-IM Borrower Agreement.

Borrower shall execute and deliver a Borrower Agreement, in the form specified by the EX-IM Bank (attached hereto as Annex A), in favor of Bank and the EX-IM Bank (the “EX-IM Borrower Agreement”).  When the EX-IM Borrower Agreement is entered into by Borrower and the EX-IM Bank and delivered to Bank, this EX-IM Loan Agreement shall be subject to all of the terms and conditions of the EX-IM Borrower Agreement, all of which are hereby incorporated herein by this reference.  From and after the time Borrower and the EX-IM Bank have entered into the EX-IM Borrower Agreement and delivered the same to Bank, Borrower expressly agrees to perform all of the obligations and comply with all of the affirmative and negative covenants and all other terms and conditions set forth in the EX-IM Borrower Agreement as though the same were expressly set forth herein.  In the event of any conflict between the terms of the EX-IM Borrower Agreement (if then in effect) and the other terms of this EX-IM Loan Agreement, whichever terms are more restrictive shall apply.  Borrower acknowledges and agrees that it has received a copy of the Loan Authorization Agreement which is referred to in the EX-IM Borrower Agreement.  If the EX-IM Borrower Agreement is entered into by Borrower and the EX-IM Bank and delivered to Bank, Borrower agrees to be bound by the terms of the Loan Authorization Agreement, including, without limitation, by any additions or revisions made prior to its execution on behalf of EX-IM Bank provided that a copy incorporating such additions or revisions is delivered to Borrower.  Upon the execution of the Loan Authorization Agreement by EX-IM Bank and Bank, it shall become an attachment to the EX-IM Borrower Agreement.  Borrower shall reimburse Bank for all fees and all out of pocket costs and expenses incurred by Bank with respect to the EX-IM Guarantee and the EX-IM Borrower Agreement, including without limitation all facility fees and usage fees, if any, and Bank is authorized to debit any of Borrower’s deposit accounts with Bank for such fees, costs and expenses when paid by Bank.

3. CONDITIONS OF LOANS

3.1 Conditions Precedent to Initial EX-IM Advance.

Bank’s obligation to make the initial EX-IM Advance is subject to the condition precedent that it receives (a) the agreements, documents and fees it requires; (b) payment of the EX-IM Facility Fee as specified in Section 2.4(c) of this EX-IM Loan Agreement; and (c) that all conditions precedent in Section 3.1 of the Domestic Loan Agreement have been fulfilled to Bank’s full satisfaction.

3.2 Conditions Precedent to all Advances.

Bank’s obligations to make each EX-IM Advance, including the initial EX-IM Advance, is subject to the following:

(a)  timely receipt of any Export Order relating to the request;

(b) receipt of an Invoice Transmittal for any EX-IM AR Advances;

(c) receipt of a signed EX-IM Borrowing Base Certificate for any EX-IM Inventory Advances;

(d) Bank shall have (at its option) conducted the confirmations and verifications as described in Section 2.1.1(f);

(e) the representations and warranties in Section 5 must be true in all material respects on the date of the Invoice Transmittal or EX-IM Borrowing Base Certificate, as applicable, and on the effective date of each EX-IM Advance; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof, and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, and no Event of Default may have occurred and be continuing, or result from the EX-IM Advance. Each EX-IM Advance is Borrower’s representation and warranty on that date that the representations and warranties of Section 5 remain true in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date;

(f) the EX-IM Guarantee will be in full force and effect; and

(g) all conditions precedent in Section 3.2 of the Domestic Loan Agreement have been fulfilled to Bank’s full satisfaction.

3.3 Conditions Precedent to Closing Date.

(a) Borrower Agreement and EXIM Application Documents.  Borrower shall have duly executed and delivered a new EX-IM Borrower Agreement dated as of the Closing Date as well as any other documents requested by Bank in connection with this EX-IM Loan Agreement, including a new economic impact certification and joint application;

(b) Bank Expenses.  Borrower shall have paid all EXIM Bank Expenses that have been invoiced by Bank.

4. CREATION OF SECURITY INTEREST

4.1 Grant of Security Interest.

Borrower grants Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrower’s duties under the Loan Documents.  Except for Permitted Liens, any security interest will be a first priority security interest in the Collateral.  Bank may place a “hold” on any deposit account pledged as Collateral.

4.2 Authorization to File.

Borrower authorizes Bank to file financing statements without notice to Borrower, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.  Such financing statement may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in Bank’s discretion.

5. REPRESENTATIONS AND WARRANTIES

As of the Closing Date, Borrower represents and warrants as follows:

5.1 Domestic Loan Documents.

Except as set forth on Schedule 5.1, the representations and warranties contained in the Domestic Loan Agreement, which are incorporated into this EX-IM Loan Agreement, are true and correct in all material respects; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further, that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date.

5.2           Accounts Receivable.

(a)           For each Account with respect to which EX-IM AR Advances are requested, on the date each EX-IM AR Advance is requested and made, such Account shall meet the Minimum EX-IM Foreign Eligibility Requirements, as the case may be, set forth in Section 13.1 below.

(b)           All statements made and all unpaid balances appearing in all invoices, instruments and other documents evidencing the Accounts are and shall be true and correct and all such invoices, instruments and other documents, and all of Borrower’s Books are genuine and in all respects what they purport to be.  All sales and other transactions underlying or giving rise to each Account shall comply in all material respects with all applicable laws and governmental rules and regulations.  Borrower has no knowledge of any actual or imminent Insolvency Proceeding of any Account Debtor whose accounts are an EX-IM Eligible Foreign Account.  To the best of Borrower’s knowledge, all signatures and endorsements on all documents, instruments, and agreements relating to all Accounts are genuine, and all such documents, instruments and agreements are legally enforceable in accordance with their terms.

5.3           Inventory.

(a)           For each item of Inventory with respect to which EX-IM Advances are requested, on the date each EX-IM Advance is requested and made, such item of Inventory shall meet the requirements of EX-IM Eligible Export-Related Inventory, as the case may be, set forth in Section 13.1 below.

(b)           For any item of Inventory consisting of EX-IM Eligible Export-Related Inventory in any EX-IM Borrowing Base Certificate, such Inventory (i) consists of raw materials, works-in-progress, or finished goods, in good, new and salable condition, which is not perishable, returned consigned, obsolete, not sellable, damaged, or defective, and is not comprised of packaging or shipping materials, or supplies; (ii) meets all applicable governmental standards; (iii) has been manufactured in compliance with the Fair Labor Standards Act; (iv) is not subject to any Liens, except the first priority Liens granted in favor of Bank under this EX-IM Loan Agreement or any other Loan Documents; and (v) is located at the locations identified by Borrower in the Perfection Certificate where it maintains inventory.

6. AFFIRMATIVE COVENANTS

Borrower will do all of the following:

6.1 Domestic Loan Documents.

Borrower will comply with all the provisions of the Domestic Loan Documents.

6.2 EX-IM Insurance.

If required by Bank, Borrower will obtain, and pay when due all premiums with respect to, and maintain uninterrupted foreign credit insurance.  In addition, Borrower will execute in favor of Bank an assignment of proceeds of any insurance policy obtained by Borrower and issued by EX-IM Bank insuring against comprehensive commercial and political risk (the “EX-IM Bank Policy”).  The insurance proceeds from the EX-IM Bank Policy assigned or paid to Bank will be applied to the balance outstanding under this EX-IM Loan Agreement. Borrower will immediately notify Bank and EX-IM Bank in writing upon submission of any claim under the EX-IM Bank Policy, and then Bank will not be obligated to make any further Credit Extensions to Borrower without prior approval from EX-IM Bank.

6.3 Borrower Agreement.

Borrower will comply with all terms of the EX-IM Borrower Agreement.  If any provision of the EX-IM Borrower Agreement (if then in effect) conflicts with any provision contained in this EX-IM Loan Agreement, whichever terms are more restrictive shall apply.

6.4 Terms of Sale.

Borrower will, if required by EX-IM Bank or Bank, cause all sales of products on which the Credit Extensions are based to be supported by one or more irrevocable letters of credit in an amount and of matter, naming a beneficiary and issued by a financial institution acceptable to Bank and negotiated by Bank.

6.5 Reporting Requirements.

Borrower shall deliver all reports, certificates and other documents to Bank as provided in the EX-IM Borrower Agreement, including, without limitation, an EX-IM Borrowing Base

Certificate on a monthly basis, purchase orders and any other information that Bank and EX-IM Bank may reasonably request.  In addition, Borrower shall comply with the reporting requirements set forth in the Domestic Loan Documents.

6.6 Further Assurances.

Borrower will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this EX-IM Loan Agreement.

7. NEGATIVE COVENANTS

Borrower will not do any of the following without Bank’s and EX-IM Bank’s prior written consent:

7.1 Domestic Loan Documents.

Violate or fail to comply with the Domestic Loan Documents.

7.2 EX-IM Borrower Agreement.

Violate or fail to comply with any provision of the EX-IM Borrower Agreement.

7.3 EX-IM Guarantee.

Take an action, or permit any action to be taken on its behalf, that causes, or could be expected to cause, the EX-IM Guarantee to not be in full force and effect.

8. EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1 Payment Default.

If Borrower fails to pay any of the Obligations within three (3) Business Days after their due date including, without limitation, in the case of an Overadvance (which three (3) Business Days grace period shall not apply to payments due on the EX-IM Maturity Date).  During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2 Covenant Default.

If Borrower violates any covenant in this EX-IM Agreement (other than Section 6.1 or 7.1) or the EX-IM Borrower Agreement and as to any such violation that can be cured, has failed to cure the violation within ten (10) days after the occurrence thereof, provided however, that if the violation cannot by its nature be cured within the ten (10) day period or cannot after diligent attempts by Borrower be cured within such ten (10) day period, and such violation is likely to be cured within a reasonable time, then Borrower shall have an additional period (which shall not in any case exceed thirty (30) days from the initial violation) to attempt to cure such violation, and within such reasonable time period the failure to cure the violation shall not be deemed an Event of Default (but no Credit Extensions shall be made during such cure period).

8.3 Collateral Default.

If an Event of Default occurs under the Domestic Loan Documents.

8.4 Lien Default.

If any lien in any Collateral, granted or intended by the Loan Documents to be granted to Bank, ceases to be a valid, enforceable, perfected, first priority Lien subject only to Permitted Liens.

8.5 Loan Documents Default.

Any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms.

8.6 Litigation Default.

Any litigation is filed against the Borrower or any Guarantor which has caused or could reasonably be expected to cause a Material Adverse Change and such litigation is not withdrawn or dismissed within thirty (30) calendar days of the filing thereof.

8.7 Guarantee Default.

Any breach or default occurs under any Guarantee Agreement or any Guarantee Agreement is terminated, or any obligation to perform thereunder is terminated, or any Guarantor attempts to revoke any Guarantee Agreement.  For the avoidance of doubt, an EX-IM Guarantee Revocation is not an Event of Default under this Section 8.7.

9. BANK’S RIGHTS AND REMEDIES

9.1 Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 of the Domestic Loan Agreement occurs all Obligations are immediately due and payable without any action by Bank);

(b) Stop advancing money or extending credit for Borrower’s benefit under this EX-IM Loan Agreement or under any other agreement between Borrower and Bank;

(c) Settle or adjust disputes and claims directly with Account Debtors for amounts, on terms and in any order that Bank considers advisable;

(d) Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral.  Borrower will assemble the Collateral if Bank requires and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e) Apply to the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral;

(g) Place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any Control Agreement or similar agreements providing control of any Collateral; and

(h) Dispose of the Collateral according to the Code.

9.2 Power of Attorney.

Effective only when an Event of Default occurs and during its continuance, Borrower irrevocably appoints Bank as its lawful attorney to:  (i) endorse Borrower’s name on any checks or other forms of payment or security; (ii) sign Borrower’s name on any invoice or bill of lading for any Account or drafts against Account Debtors, (iii) make, settle, and adjust all claims under Borrower’s insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with Account Debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits.  Bank may exercise the power of attorney to sign Borrower’s name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred until all Obligations have been satisfied in full and Bank is under no further obligation to make Credit Extensions hereunder.  Bank’s appointment as Borrower’s attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide EX-IM Advances terminates.

9.3 Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing Borrower money of Bank’s security interest in the funds and verify the amount of the Account.  Borrower shall collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the Account Debtor, with proper endorsements for deposit.

9.4 Bank Expenses.

If Borrower fails to pay any amount or furnish any required proof of payment to third persons Bank may make all or part of the payment or obtain insurance policies required in Section 6.4 of the Domestic Loan Agreement, and take any action under the policies Bank deems prudent.  Bank will make reasonable efforts to provide Borrower with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter.  Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then Applicable Rate and secured by the Collateral.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5 Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person.  Borrower bears all risk of loss, damage or destruction of the Collateral.

9.6 Remedies Cumulative.

Bank’s rights and remedies under this EX-IM Loan Agreement, the Loan Documents, and all other agreements are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7 Demand Waiver.

Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9.8 EX-IM Direction.

Upon the occurrence of an Event of Default, EX-IM Bank shall have right to (i) direct Bank to exercise the remedies specified in Section 9.1 and (ii) request that Bank accelerate the maturity of any other loans to Borrower.

9.9 EX-IM Notification.

Bank has the right to immediately notify EX-IM Bank in writing if it has knowledge of any of the following events:  (1) any failure to pay any amount due under this EX-IM Loan Agreement; (2) any failure to pay when due any amount payable to Bank under any Loan owing by Borrower to Bank; (3) the filing of an action for debtor’s relief by, against or on behalf of Borrower; (4) any threatened or pending material litigation against Borrower, or any dispute involving Borrower.

If Bank sends a notice to EX-IM Bank, Bank has the right to send EX-IM Bank a written report on the status of events covered by the notice every 30 days after the date of the original notification, until Bank files a claim with EX-IM Bank or the defaults have been cured (but no EX-IM Advances may be required during the cure period unless EX-IM Bank gives its written approval).  If directed by EX-IM Bank, Bank will have the right to exercise any rights it may have against the Borrower to demand the immediate repayment of all amounts outstanding under the EX-IM Loan Documents.

9.10 Default Rate.  After the occurrence of an Event of Default, all Obligations shall accrue interest at the Applicable Rate plus five percent (5.0%) per annum (the “Default Rate”).

10. NOTICES

All notices or demands by any party about this EX-IM Loan Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by facsimile transmission to the addresses set forth below.  A Party may change its notice address by giving the other Party written notice.

If to Borrower:	Adept Technology Inc.
5960 Inglewood Drive
Pleasanton, CA 94588
Attn: Michael Schradle
Fax: 925-245-3510
Email: michael.schradle@adept.com

If to Bank:	Silicon Valley Bank
4301 Hacienda Drive, Suite 210

Pleasanton, CA 94588
Fax: 925-227-1365
Email: bfargo@svb.com

11. CHOICE OF LAW , VENUE AND JURY TRIAL WAIVER

California law governs the Loan Documents without regard to principles of conflicts of law.  Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Santa Clara County, California for any action or claim arising out of the Loan Documents; provided, however, that nothing in this EX-IM Loan Agreement shall be deemed to operate to preclude Bank from bringing suit or taking other legal action in any other jurisdiction to realize on the Collateral or any other security for the Obligations, or to enforce a judgment or other court order in favor of Bank.  Borrower expressly submits and consents in advance to such jurisdiction in any action or suit commenced in any such court, and Borrower hereby waives any objection that it may have based upon lack of personal jurisdiction, improper venue, or forum non conveniens and hereby consents to the granting of such legal or equitable relief as is deemed appropriate by such court.  Borrower hereby waives personal service of the summons, complaints, and other process issued in such action or suit and agrees that service of such summons, complaints, and other process may be made by registered or certified mail addressed to Borrower at the address set forth in, or subsequently provided by Borrower in accordance with, Section 10 of this EX-IM Loan Agreement and that service so made shall be deemed completed upon the earlier to occur of Borrower’s actual receipt thereof or three (3) days after deposit in the U.S. mails, proper postage prepaid.

TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS EX-IM LOAN AGREEMENT, THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS EX-IM LOAN AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the Santa Clara County, California Superior Court) appointed in accordance with California Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in Santa Clara County, California; and the parties hereby submit to the jurisdiction of such court.  The reference proceedings shall be conducted pursuant to and in accordance with the provisions of California Code of Civil Procedure §§ 638 through 645.1, inclusive.  The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers.  All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed.  If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the Santa Clara County, California Superior Court for such relief.  The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings.  The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings.  The private judge shall oversee discovery and may enforce all discovery rules and orders applicable to judicial proceedings in the same manner as a trial court judge.  The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the California Code of Civil Procedure § 644(a).  Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies.  The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

12. GENERAL PROVISIONS

12.1 Successors and Assigns.

This EX-IM Loan Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrower may not assign this EX-IM Loan Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion.  Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this EX-IM Loan Agreement.

12.2 Indemnification.

Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3 Time of Essence.

Time is of the essence for the performance of all obligations in this EX-IM Loan Agreement.

12.4 Severability of Provision.

Each provision of this EX-IM Loan Agreement is severable from every other provision in determining the enforceability of any provision.

12.5 Amendments in Writing, Integration.

All amendments to this EX-IM Loan Agreement must be in writing and signed by both Bank and Borrower.  This EX-IM Loan Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this EX-IM Loan Agreement merge into this EX-IM Loan Agreement and the Loan Documents.

12.6 Counterparts.

This EX-IM Loan Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7 Survival.

All covenants, representations and warranties made in this EX-IM Loan Agreement continue in full force while any Obligations remain outstanding.  The obligations of Borrower in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8 Confidentiality.

In handling any confidential information, Bank shall exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made: (a) to Bank Entities; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank shall use commercially reasonable efforts to obtain any prospective transferee’s or purchaser’s agreement to the terms of this provision); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising remedies under the Loan Documents; (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein; and (g) to EX-IM Bank.  Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.

Bank Entities may use the confidential information for reporting purposes and the development and distribution of databases and market analyses so long as such confidential information is aggregated and anonymized prior to distribution unless otherwise expressly prohibited by Borrower.  The provisions of the immediately preceding sentence shall survive the termination of this EX-IM Loan Agreement.

12.9 EX-IM Borrower Agreement; Cross-Collateralization; Cross-Default; Conflicts.

The Domestic Loan Agreement and the EX-IM Borrower Agreement shall continue in full force and effect in accordance with their terms, and all rights and remedies under this EX-IM Loan Agreement, the Domestic Loan Agreement and the EX-IM Borrower Agreement are cumulative.  Without limiting the generality of the foregoing, all “Collateral” as defined in this EX-IM Loan Agreement, the Domestic Loan Agreement and as defined in the EX-IM Borrower Agreement shall secure all EX-IM Advances and all interest thereon, and all other Obligations.  Any Event of Default under this EX-IM Loan Agreement shall also constitute an Event of Default under the EX-IM Borrower Agreement; any Event of Default under the Domestic Loan Agreement shall also constitute an Event of Default under the EX-IM Borrower Agreement and this EX-IM Loan Agreement; and any Event of Default under the EX-IM Borrower Agreement shall also constitute an Event of Default under this EX-IM Loan Agreement.  In the event Bank assigns its rights under this EX-IM Loan Agreement, the Domestic Loan Agreement, or the EX-IM Borrower Agreement and/or under any note evidencing EX-IM Advances, to any third party, including, without limitation, the EX-IM Bank, whether before or after the occurrence of any Event of Default, Bank shall have the right (but not any obligation), in its sole discretion, to allocate and apportion Collateral to the EX-IM Borrower Agreement, the Domestic Loan Agreement and/or note assigned and to specify the priorities of the respective security interests in such Collateral between itself and the assignee, all without notice to or consent of the Borrower.  Should any term of this EX-IM Loan Agreement conflict with any term of the Domestic Loan Agreement or the EX-IM Borrower Agreement, the more restrictive term in such agreements shall govern Borrower.

13. DEFINITIONS

13.1 Definitions.

Except as otherwise defined, terms that are capitalized in this EX-IM Loan Agreement will have the same meaning assigned in the Domestic Loan Documents.  In this EX-IM Loan Agreement:

“Account Debtor” is as defined in the Uniform Commercial Code and shall include, without limitation, any person liable on any EX-IM Financed Receivable, such as, a guarantor of the EX-IM Financed Receivable and any issuer of a letter of credit or banker’s acceptance with respect to an EX-IM Financed Receivable.

“Adjustments” are all discounts, allowances, returns, disputes, counterclaims, offsets, defenses, rights of recoupment, rights of return, warranty claims, or short payments, asserted by or on behalf of any Account Debtor for any EX-IM Financed Receivable.

“Applicable Rate” is a per annum rate equal to the Prime Rate plus one and three-quarters percent (1.75%).

“Buyer” shall mean a Person that has entered into one or more Export Orders with Borrower or who is an obligor on Export-Related Accounts Receivable.

“Closing Date” is the date Bank executes this EX-IM Loan Agreement as indicated on the signature page hereof.

“Collateral” is the property described on Exhibit A.

“Collections” are all funds received by Bank from or on behalf of an Account Debtor for EX-IM Financed Receivables.

“Credit Extension” is any EX-IM Advance, or any other extension of credit by Bank for Borrower’s benefit under this EX-IM Loan Agreement.

“Deferred Revenue” is all amounts received or invoiced, as appropriate, in advance of performance under contracts and not yet recognized as revenue.

“Domestic Loan Agreement” means that certain Amended and Restated Loan and Security Agreement of even date herewith.

“Domestic Loan Documents” means the Domestic Loan Agreement, the Perfection Certificates, the IP Agreement, any notes or guaranties executed by Borrower or any Guarantor, any other present or future agreement between Borrower or any Guarantor (or among any Guarantors) and Bank or by Borrower or Guarantors for the benefit of Bank (whether or not in connection with the Domestic Loan Agreement) all as amended, restated or otherwise modified.

“EX-IM Advance” or “EX-IM Advances” is defined in Section 2.1.1.

“EX-IM Bank” is the Export-Import Bank of the United States.

“EX-IM Bank Expenses” are all audit fees and expenses; reasonable costs or expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the EX-IM Loan Documents (including appeals or Insolvency Proceedings) and the fees that the Bank pays to the EX-IM Bank in consideration of the issuance of the EX-IM Guarantee.

“EX-IM Borrower Agreement” is defined in Section 2.7.

“EX-IM Borrowing Base Certificate” is the borrowing base certificate in the form attached hereto as Exhibit B to be used with respect to EX-IM Inventory Advances as contemplated in this Agreement, and corresponds to the Export-Related Borrowing Base Certificate as defined in the Borrower Agreement.

“EX-IM Eligible Export-Related Inventory” means Export-Related Inventory taken as collateral that is valued at the lower of actual cost or market value as determined in accordance with GAAP or such other value as the Bank in its good faith business judgment determines.  Export-Related Inventory not eligible as EX-IM Eligible Export-Related Inventory includes:

(a)	that is not subject to a valid, perfected first priority Lien in favor of Bank;

(b)	that is located at an address that has not been disclosed to Bank in writing;

(c)	that is not located in the United States, unless pre-approved by EX-IM Bank and Bank in writing;

(d)	that is placed by Borrower on consignment or held by Borrower on consignment from another Person;

(e)
that is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Bank, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Bank shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Bank's right to gain access thereto;

(f)	that is produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in 29 U.S.C.§215 or any successor statute or section;

(g)	as to which any covenant, representation or warranty with respect to such Inventory contained in the Loan Documents has been breached;

(h)	that is an Item or is to be incorporated into Items that do not meet 50% U.S. Content requirements;

(i)	that is demonstration Inventory;

(j)	that consists of proprietary software (i.e. software designed solely for Borrower's internal use and not intended for resale);

(k)	that is damaged, obsolete, returned, defective, recalled or unfit for further processing;

(l)	that has been previously exported from the United States;

(m)	that constitutes, or will be incorporated into Items that constitute, defense articles or defense services;

(n)
that is an Item or will be incorporated into Items that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with EX-IM Bank’s and Bank’s prior written consent;

(o)	that is an Item or is to be incorporated into Items destined for shipment to a country as to which EX-IM Bank is prohibited from doing business as designated in the Country Limitation Schedule;

(p)
that is an Item or is to be incorporated into Items destined for shipment to a Buyer located in a country in which EX-IM Bank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a letter of credit confirmed by a bank acceptable to EX-IM Bank and Bank;

(q)	that constitutes, or is to be incorporated into, Items whose sale would result in an Accounts which would not be an EX-IM Eligible Foreign Account;

(r)	that is included as eligible inventory under any other credit facility to which Borrower is a party; and

(s)	that is, or is to be incorporated into, an Item that is a Capital Good, unless the transaction is in accordance with Section 2.14 “Economic Impact Approval” of the EX-IM Borrower Agreement.

“EX-IM Eligible Foreign Accounts” means Accounts (i) arising in the ordinary course of Borrower’s business, (ii) from an Account Debtor which has its principal place of business outside the United States and Canada, (iii) that meet all Borrower’s representations and warranties in Section 5.2, and (iv) that conform in all respects to the EX-IM Borrower Agreement. The following are the minimum requirements (the “Minimum EX-IM Foreign Eligibility Requirements”) for an Account to be an EX-IM Eligible Foreign Account.  The EX-IM Eligible Foreign Account must not be an Account:

(a)	that does not arise from the sale of Items in the ordinary course of the Borrower’s business;

(b)	that is not subject to a valid, perfected, and enforceable first priority security interest in favor of the Bank;

(c)	as to which any covenant, representation or warranty contained in the Loan Documents relating to such Account has been breached;

(d)	that is not owned by the Borrower or is subject to any right, claim, or interest of another party other than the Lien in favor of the Bank;

(e)	with respect to which an invoice has not been sent;

(f)	generated by the sale or provision of defense articles or services, subject to exceptions approved in writing by Ex-Im Bank and Bank;

(g)	that is due and payable from a military Buyer, subject to exceptions approved in writing by Ex-Im Bank and Bank;

(h)
that is due and payable from a foreign Buyer located in a country with which Ex- Im Bank is legally prohibited from doing business as set forth in the current Country Limitation Schedule.  (Note: If the Borrower has knowledge that an export to a country in which Ex-Im Bank may do business, as set forth in the current Country Limitation Schedule, will be re-exported to a country with which Ex-Im Bank is legally prohibited from doing business, the corresponding receivables (or a pro-rata portion thereof) are not eligible for inclusion in the Export-Related Borrowing Base.);

(i)	that does not comply with the requirements of the Country Limitation Schedule;

(j)	that by its original terms is due and payable more than one-hundred-eighty (180) days from the date of invoice;

(k)
that is not paid within sixty (60) calendar days from its original due date unless insured through Ex-Im Bank (or other acceptable) export credit insurance for comprehensive commercial and political risk, in which case ninety (90) calendar days shall apply;

(l)
that arises from a sale of goods to or performance of services for an employee, stockholder, or subsidiary of the Borrower, intra-company receivables or any receivable from a stockholder, any person or entity with a controlling interest in the Borrower or which shares common controlling ownership with the Borrower;

(m)	that is backed by a letter of credit where the Items covered by the subject letter of credit have not yet been shipped, or where the covered services have not yet provided;

(n)
that the Bank or Ex-Im Bank, in its reasonable judgment, deem uncollectible or unacceptable; this category includes, but is not limited to, finance charges or late charges imposed on the foreign buyer by the Borrower as a result of the foreign buyer’s past due status;

(o)	that is denominated in non-U.S. currency, unless pre-approved in writing by Ex-Im Bank and Bank;

(p)	that does not comply with the terms of sale as set forth by Ex-Im Bank and Bank;

(q)	that is due and payable from a Buyer who becomes unable to pay its debts or whose ability to pay its debts becomes questionable;

(r)	that arises from a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, or any other repurchase or return basis or is evidenced by chattel paper;

(s)
for which the Items giving rise to such Accounts have not been shipped to the Buyer or when the Items are services, such services have not been performed or when the Export Order specifies a timing for invoicing the Items other than shipment or performance and the Items have not been invoiced in accordance with such terms of the Export Order, or the Accounts do not otherwise represent a final sale;

(t)	that is subject to any offset, deduction, defense, dispute, or counterclaim, or the Buyer is also a creditor or supplier of the Borrower, or the Account is contingent in any respect or for any reason;

(u)	for which the Borrower has made any agreement with the Buyer for any deduction therefrom, except for discounts or allowances made in the ordinary course of business for prompt payment;

(v)	for which any of the Items giving rise to such Account have been returned, rejected, or repossessed;

(w)	that arises from the sale of Items that do not meet 50% U.S. Content requirements;

(x)	that is deemed to be ineligible by Ex-Im Bank or Bank.

Bank reserves the right at any time after the Closing Date to adjust the Minimum EX-IM Foreign Eligibility Requirements in its good faith business judgment and establish new criteria to determine the foregoing.

“EX-IM Eligible Foreign Accounts Value” shall mean, at the date of determination thereof, the aggregate face amount of EX-IM Guaranteed Foreign Accounts less taxes, discounts, credits, allowances deductibles, and Retainages, except to the extent otherwise permitted by EX-IM Bank and Bank in writing

“EX-IM Export-Related Historical Inventory Value” shall mean with respect to Borrower, the relevant EX-IM Export-Related Sales Ratio multiplied by the lowest of (i) the cost of such Borrower’s EX-IM Guaranteed Export-Related Inventory as determined in accordance with GAAP, or (ii) the market value of such Borrower’s EX-IM Guaranteed Export-Related Inventory as determined in accordance with GAAP or (iii) the appraised or orderly liquidation value of Borrower’s EX-IM Guaranteed Export-Related Inventory, if Bank has loans and financial accommodations to Borrower for which it conducts (or contracts for the performance of) such an appraised or orderly liquidation value.

“EX-IM Export-Related Sales Ratio” shall mean the percentage of Borrower’s total sales revenue derived from the sale of EX-IM Eligible Export-Related Inventory over a rolling twelve-month period ending no more than ninety (90) days prior to the date of the relevant EX-IM Borrowing Base Certificate.

“EX-IM Facility Amount” is Six Million Dollars ($6,000,000); provided, however, the aggregate amount of all Advances and EX-IM Advances shall not exceed Eight Million Dollars ($8,000,000).

“EX-IM Facility Fee” is defined in Section 2.4(c).

“EX-IM Finance Charge” is defined in Section 2.3(b).

“EX-IM Financed Receivable” is defined in Section 2.1.1.

“EX-IM Financed Receivable Balance” is the total outstanding gross face amount, at any time, of any EX-IM Financed Receivable.

“EX-IM Foreign Eligibility Period” is defined in the term “Eligible Foreign Accounts.”

“EX-IM Guarantee” is defined in Section 2.6.

“EX-IM Guarantee Revocation” is defined in Section 2.6.

“EX-IM Guaranteed Foreign Accounts” shall mean those EX-IM Eligible Foreign Accounts with respect to which (a) the EX-IM Guarantee is in full force and effect and (b) the

EX-IM Bank has not declared the EX-IM Guarantee void or revoked its obligations or denied its liability thereunder.

“EX-IM Guaranteed Export-Related Inventory” shall mean the EX-IM Eligible Export-Related Inventory with respect to which (a) the EX-IM Guarantee is in full force and effect and (b) the EX-IM Bank has not declared the EX-IM Guarantee void or revoked its obligations or denied its liability thereunder.

“EX-IM Loan Documents” means this Agreement, any notes executed by Borrower or any other agreement entered into in connection with this EX-IM Loan Agreement, pursuant to which EX-IM Bank guarantees Borrower’s obligations under this EX-IM Loan Agreement.

“EX-IM Maturity Date” is March 24, 2014.

“EX-IM Minimum Foreign Eligibility Requirements” is defined in the term “EX-IM Eligible Foreign Accounts.”

“Export Order” is a written export order or contract for the purchase by the Buyer from the Borrower of any finished goods or services which are intended for export.

“Export-Related Inventory” shall mean the Inventory of Borrower located in the United States that has been purchased, manufactured or otherwise acquired by Borrower for sale or resale as Items, or to be incorporated into Items to be sold or resold pursuant to Export Orders, which includes raw materials, work-in-process, and finished goods.

“Foreign AR Advance Rate” is

(i)	ninety percent (90%) of the EX-IM Eligible Foreign Accounts Value to the extent denominated in United States Dollars;

(ii)	ninety percent (90%) of the EX-IM Eligible Foreign Accounts Value to the extent denominated in a Foreign Currency and subject to a FX Forward Contract;

(iii)	seventy percent (70%) of the EX-IM Eligible Foreign Accounts Value to the extent denominated in a Foreign Currency and not subject to a FX Forward Contract;

or such other percentage as Bank establishes under Section 2.1.1.  Deferred Revenue may be offset at the discretion of Bank.

“Foreign Inventory Advance Rate” is seventy five percent (75%) of the EX-IM Export-Related Historical Inventory Value or such other percentage as Bank establishes under Section 2.1.1.  Deferred Revenue may be offset at the discretion of Bank.

“FX Forward Contract” is a foreign exchange contract with Bank under which Borrower commits to purchase from or sell to Bank a specific amount of Foreign Currency on a specified date.”

“Invoice Transmittal” shows EX-IM Eligible Foreign Accounts which Bank may finance and, for each such Account, includes the Account Debtor’s, name, address, invoice amount, invoice date and invoice number.

“Loan Documents” are, collectively, this EX-IM Loan Agreement, the Domestic Loan Documents, any notes or guaranties executed by Borrower or Guarantor in connection with this EX-IM Loan Agreement or the Domestic Loan Documents, and any other present or future agreement between Borrower and Bank or by Borrower or the benefit of Bank in connection with this EX-IM Loan Agreement or the Domestic Loan Documents, all as amended, extended or restated.

“Minimum Foreign Eligibility Requirements” is defined in the term “Eligible Foreign Accounts.”

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and exchange contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank and the Obligations of Borrower under the Domestic Loan Documents.

“Overadvance” is defined in Section 2.2.

 “Retainage” shall mean that portion of the purchase price of an Export Order that a Buyer is not obligated to pay until the end of a specified period of time following the satisfactory performance under such Export Order.

“Responsible Officer” is any of the Chief Executive Officer, President, Chief Financial Officer, or Controller of Borrower.

IN WITNESS WHEREOF, the parties hereto have caused this EX-IM Loan Agreement to be executed as of the Closing Date.

BORROWER:

Adept Technology Inc.

By:	/s/ Michael Schradle
Name:	Michael Schradle
Title:	Senior Vice President, Finance &
Chief Financial Officer

BANK

SILICON VALLEY BANK

By:	/s/ Michelle Peralta
Name:	Michelle Peralta
Title:	Vice President

Closing Date:  March 25, 2013

[Signature page to Loan and Security Agreement (EX-IM Loan Facility)]

EXHIBIT A

The Collateral consists of all of Borrower’s right, title and interest in and to the following personal property:

All goods, Accounts, Equipment, Inventory, contract rights or rights to payment of money, leases, license agreements, franchise agreements, General Intangibles, commercial tort claims, documents, instruments (including any promissory notes), chattel paper (whether tangible or electronic), cash, deposit accounts, fixtures, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), securities, financial assets, and all other investment property, and supporting obligations, whether now owned or hereafter acquired, wherever located; and

all Borrower’s Books relating to the foregoing, and any and all claims, rights and interests in any of the above and all substitutions for, additions, attachments, accessories, accessions and improvements to and replacements, products, and proceeds (including insurance proceeds) of any or all of the foregoing.

EXHIBIT B

FORM OF BORROWING BASE CERTIFICATE

Borrower: _______________________________
Lender: Silicon Valley Bank
Commitment Amount:  $_______________

EXPORT-RELATED INVENTORY
(a) Export-Related Inventory Value as of _______________		$_______________

DEDUCTIONS (without duplication) (The following are not eligible to be EX-IM Eligible Export-Related Inventory) Export-Related Inventory that:
(b)	is not subject to a valid, perfected first priority Lien in favor of Bank	$_______________
(c)	is located at an address that has not been disclosed to Bank in writing	$_______________
(d)	is not located in the United States, unless pre-approved by EX-IM Bank and Bank in writing	$_______________
e)	is placed by Borrower on consignment or held by Borrower on consignment from another Person	$_______________
(f)
is in the possession of a processor or bailee, or located on premises leased or subleased to Borrower, or on premises subject to a mortgage in favor of a Person other than Bank, unless such processor or bailee or mortgagee or the lessor or sublessor of such premises, as the case may be, has executed and delivered all documentation which Bank shall require to evidence the subordination or other limitation or extinguishment of such Person's rights with respect to such Inventory and Bank's right to gain access thereto
$_______________
(g)	is produced in violation of the Fair Labor Standards Act or subject to the "hot goods" provisions contained in 29 U.S.C.§215 or any successor statute or section	$_______________
(h)	as to which any covenant, representation or warranty with respect to such Inventory contained in the Loan Documents has been breached	$_______________
(i)	is an Item or is to be incorporated into Items that do not meet 50% U.S. Content requirements	$_______________
(j)	is demonstration Inventory	$_______________
(k)	consists of proprietary software (i.e. software designed solely for Borrower's internal use and not intended for resale)	$_______________
(l)	is damaged, obsolete, returned, defective, recalled or unfit for further processing	$_______________
(m)	constitutes, or will be incorporated into Items that constitute, defense articles or defense services	$_______________
(n)
is an Item or will be incorporated into Items that will be used in the construction, alteration, operation or maintenance of nuclear power, enrichment, reprocessing, research or heavy water production facilities unless with EX-IM Bank’s and Bank’s prior written consent
$_______________
(o)	is an Item or is to be incorporated into Items destined for shipment to a country as to which EX-IM Bank is prohibited from doing business as designated in the Country Limitation Schedule	$_______________

(p)
is an Item or is to be incorporated into Items destined for shipment to a Buyer located in a country in which EX-IM Bank coverage is not available for commercial reasons as designated in the Country Limitation Schedule, unless and only to the extent that such Items are to be sold to such country on terms of a letter of credit confirmed by a bank acceptable to EX-IM Bank and Bank
$_______________
(q)	constitutes, or is to be incorporated into, Items whose sale would result in an Accounts which would not be an EX-IM Eligible Foreign Account	$_______________
(r)	is included as eligible inventory under any other credit facility to which Borrower is a party	$_______________
(s)	is, or is to be incorporated into, an Item that is a Capital Good, unless the transaction is in accordance with Section 2.14 “Economic Impact Approval” of the EX-IM Borrower Agreement	$_______________
(t)	TOTAL DEDUCTIONS	$_______________

EX-IM ELIGIBLE EXPORT-RELATED INVENTORY
(u)	Export-Related Inventory Value (line #1) less Total Deductions (line #20)	$_______________
EX-IM EXPORT RELATED SALES RATIO
(v)
Percentage of Borrower’s total sales revenue derived from the sale of EX-IM Eligible Export Related Inventory (line #21) over a rolling 12-month period, ending no more than 90 days prior to the date of this Certificate
$_______________

[Continued on following page.]

Explanatory comments from previous page:
_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________
_______________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS: By: ___________________________ Authorized Signer Date: _________________________
BANK USE ONLY
Received by: _____________________
authorized signer
Date:   __________________________
Verified: ________________________
authorized signer
Date: ___________________________
Compliance Status:                                Yes           No